Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 file numbers 33-61866, 33-71966, 333-01200, and 333-31930.

                               ARTHUR ANDERSEN LLP

Rochester, New York
September 27, 2000